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                                                                    EXHIBIT 21.1

                               OUR SUBSIDIARIES

Our Subsidiaries as of January 31, 2000, are listed below.

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
                                                                               Percentage of voting
                                                        State of country       Securities directly
                                                        of incorporation       or indirectly
                                                        or organization        owned by US
                                                        -----------------      --------------------
Drug Abuse Sciences, SAS                                     France                   100
